FOR IMMEDIATE RELEASE:	NEWS

DMC GLOBAL AMENDS CREDIT FACILITY TO ENHANCE FINANCIAL FLEXIBILITY

BROOMFIELD, Colo. – June 11, 2025 – DMC Global Inc. (Nasdaq: BOOM) today announced it has amended its existing credit facility to enhance financial flexibility. The amendment comes as the Company prepares for the possible exercise of a put/call option related to the 40% ownership interest in Arcadia Products, LLC (“Arcadia”) not presently owned by DMC. DMC currently holds a 60% controlling interest in Arcadia, with the remaining 40% owned by a joint venture partner.

Under Arcadia’s governing agreement, DMC’s joint venture partner may exercise the put option beginning September 6, 2026, while DMC retains the right to exercise the call option at any time. The amended credit agreement is designed to support a possible cash acquisition of the remaining Arcadia stake under either scenario. The Company believes this enhanced flexibility is prudent and cost efficient given recent economic volatility and more challenging visibility at present.

Key provisions of the amendment to DMC’s credit facility include a temporary increase in DMC’s maximum leverage ratio to 3.5x adjusted EBITDA over the trailing 12 months — up from 3.0x — should either the put or call option be exercised. This elevated leverage limit will apply for the first two quarters following payment of the purchase price of the put or call option, followed by a reduction to 3.25x in the third quarter, and a return to 3.0x thereafter. Additionally, proceeds under the existing $50 million delayed draw term loan facility set to expire on February 6, 2026, may now be held (to the extent drawn on such facility prior to expiration) in a restricted account after the expiration of such facility for purposes of paying the purchase price of the put or call option in the future.

“We appreciate the continued support and confidence of our banking group,” said Eric Walter, DMC’s chief financial officer. “We believe this amendment to our credit facility enhances our financial flexibility and strengthens our ability to complete the acquisition of the remaining interest in Arcadia.”

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our potential purchase of the remaining 40% minority interest in Arcadia. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and the ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; the timely completion of contracts; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product, technology, and margin enhancement initiatives; our ability to successfully protect our technology and intellectual property and the costs associated with these efforts; consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cost and availability of energy; the cyclicality of our business; competitive factors; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; our ability to attract and retain key personnel; current or future limits on manufacturing capacity at our various operations; government actions or other changes in laws and regulations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; geopolitical and economic instability, including recessions, depressions, wars or other military actions; inflation; supply chain delays and disruptions; transportation disruptions; general economic conditions, both domestic and foreign, impacting our business and the business of our customers and the end-market users we serve; the potential effects of activist stockholder actions and actions that we may take to discourage takeover attempts, as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2024. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

About DMC Global
DMC Global is an owner and operator of innovative, asset-light manufacturing businesses that provide unique, highly engineered products and differentiated solutions. DMC’s businesses have established leadership positions in their respective markets and consist of: Arcadia, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit: HTTP://WWW.DMCGLOBAL.COM.

CONTACT:
Geoff High
Vice President of Investor Relations
303-604-3924